Exhibit 10.20

                      SEPARATION AGREEMENT AND RELEASE
                           AND WAIVER OF CLAIMS


     This AGREEMENT AND RELEASE (the "Agreement") made this 2nd day of May, 2002, by and between DENNIS P. YAEGER (the "Employee") and WESBANCO, INC. (the "Employer").

                             W I T N E S S E T H
     WHEREAS, the Employee was an Executive Vice President with the Employer; and

     WHEREAS, the Employee and Employer desire to have a written agreement stating the terms applicable to the end of the employment relationship, and resolving and settling any and all actual or possible differences, disputes, or claims between them, including, but not limited to, those arising from or relating to the Employee's voluntary separation from employment effective June 3, 2002, and the end of that relationship; and

     NOW, THEREFORE, for and in consideration of the mutual promises and agreements contained herein, together with good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

     1. Separation from Employment. The Employee agrees to voluntarily separate from employment effective June 3, 2002.

     2. Resignation from Employment. The Employee agrees to voluntarily resign from employment effective no sooner than September 3, 2002, or immediately upon notification from Standard Health Life Insurance of his approval for long-term disability benefits.

     3.  Consideration.

         (a) The Employer agrees to pay to Dennis P. Yaeger his salary for ninety (90) calendar days or its equivalent in short-term disability benefits subsequent to June 3, 2002. Said gross pay bi-weekly payment equals Six Thousand Nine Hundred Twenty-three Dollars and Seven Cents ($6,923.07).

         (b) The Employer agrees to pay the Employer's portion of health and dental insurance premiums until the Employee reaches the age of sixty-five (65) years old, specifically, until January 13, 2015. The Employee


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agrees to pay the Employee's portion of health and dental insurance premiums until the Employee reaches the age of sixty-five (65) years old, specifically, until January 13, 2015. Such contributions shall be equivalent to the premiums and allocations thereof, in effect from time to time for all employees of the Employer. If the Employee should die prior to reaching age sixty-five (65), the Employer's payment for health and dental insurance premiums will cease. The Employee's surviving spouse and dependents, if any, may then apply for health care continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

         (c) WesBanco agrees to provide the Employee with continued coverage for life insurance under WesBanco's group policy; WesBanco will continue to pay the premium for the life insurance until it is determined that the Employee is disabled and entitled to a waiver of premium regarding the group policy coverage.

         (d) WesBanco agrees to cooperate and assist the Employee with regard to any application filed by the Employee for long-term disability benefits with the Standard Life Insurance Company.

         (e) Employee agrees to immediately begin the application process for long-term disability benefits through Standard Life Insurance Company after his separation from employment effective June 3, 2002.

         (f) WesBanco and Employee mutually agree to waive the written notice period for termination of the existing Employment Agreement, namely, ninety (90) days prior to June 2, 2002, in order for the Employee to separate from employment effective June 3, 2002.

     4. Release of Claims. In consideration of the foregoing, the Employee hereby agrees to release and waive any and all claims or demands (whether known or unknown) which currently exist, arising out of, or connected with, my employment with WesBanco and the termination of my employment, including, but not limited to, all matters in law, in equity, in contract (oral or written, express or implied), or in tort, (excluding Workers' Compensation and any claim for employee benefits to which Employee is entitled as of the last day of Employee's active employment under the express terms of the employee benefit plan) against WesBanco, any of their parents, subsidiaries, and affiliates or predecessors in interest and any employee benefit plan sponsored by any of them, and the officers, employees, directors, shareholders, fiduciaries and agents of any of them, along with the successors, assigns and heirs of any of the foregoing persons or entities (collectively referred to as the "Releasees") arising from Employee's employment or termination from


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employment.  It is specifically understood and agreed between the Employee and the Employer that, without limiting the generality of the foregoing, this release and waiver includes any rights or claims to which the Employee may have been entitled under the Equal Pay Act of 1963;
Title VII of the Civil Rights Act of 1964, as amended; the Civil
Rights Act of 1991; the Age Discrimination in Employment Act of
1967 (ADEA); the Older Workers Benefit Protection Act (OWBPA); the
Workers Adjustment and Retraining Notification Act (WARN); the Employee Retirement Income Security Act of 1974 (ERISA); the Americans with Disabilities Act (ADA); the West Virginia Human Rights Act (WVHRA), as amended, and any and all other federal, state and local law claims, whether statutory, regulatory, or common law, including, but not limited to, those under the laws and regulations of the State of West Virginia. However, the parties acknowledge that the Employee is not waiving any rights or claims that may arise after this Agreement is executed; further provided, that the Employee shall be precluded from recovering for the future effects of discrimination or acts or inactions which occurred or should have occurred prior to this Agreement.

     5. Employee's Rights. The Employee specifically acknowledges that on the 2nd day of May, 2002, officials of the Employer informed him that the Employer would be entitled to the settlement provided in this Agreement as consideration for this Agreement if and only if, the Employee executed this Agreement and released and waived any and all claims the Employee might have against the Releasees as defined herein. The Employee further acknowledges that he has been advised by the Employer that he (i) has the right to consult an attorney of his own choice at his own expense; (ii) has been given the right to consider this Agreement for a period of up to twenty-one (21) days before signing it; and (iii) has seven (7) days after he signs this Agreement within which to revoke it, and that the Agreement shall not become effective or enforceable until seven (7) days following the date of the Employee's signature and until it is signed by a representative of WesBanco. The Employee further acknowledges that he has been advised to consult with an attorney prior to signing this document. The toll free telephone number of the West Virginia State Bar's Lawyer Information Referral Service is 1-800-643-3617.

     The Employee specifically recognizes that, by signing this Agreement, he is waiving any rights to receive any remedial or monetary relief, including without limitation, back pay, front pay, emotional distress damages, reinstatement, damages for injury to reputation, pain and suffering or loss of future income, or punitive damages as a consequence of


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any charge or complaint filed with the Equal Employment Opportunity
Commission, the West Virginia Human Rights Commission or any similar state or federal agency.

     Excluded from this Separation Agreement and Release and Waiver of Claims are my claims which cannot be waived by law, including but not limited to the right to file a charge with or participate in an investigation conducted by certain government agencies. I do, however, waive my right to any monetary recovery should any agency pursue any claims on my behalf. I represent and warrant that I have not filed any complaint, charge, or lawsuit against WesBanco with any governmental agency and/or any court.

     In addition, I agree never to sue WesBanco in any forum for any claim covered by the above release and waiver language, except that I may bring a claim under the ADEA to challenge this Separation Agreement and Release and Waiver of Claims. If I violate this Separation Agreement and Release and Waiver of Claims by suing WesBanco, other than under ADEA, I shall be liable to WesBanco for its reasonable attorney's fees and other litigation costs and expenses incurred in defending against such a suit.

     6. No Admission of Liability. The parties agree that this Agreement is not, and shall not be construed in any way as, or deemed to be, an admission by the Employer or any Releasee of any act of wrongdoing or admission of liability or responsibility at any time or in any manner whatsoever.

     7. Program Not to Benefit Others. The parties acknowledge that the Employee's right to the settlement described herein shall be determined exclusively under the provisions stated herein, and that this Agreement is not intended to, and does not create rights for the benefit of any other employee.

     8. Business Planning. Employee recognizes that, as a matter of business planning, WesBanco routinely reviews and evaluates various proposals for changes in compensation, retirement, and severance programs, as well as proposals for special exit incentive programs. Employee further recognizes that some of the proposals, if adopted and finally implemented, might be more advantageous or less advantageous than the Agreement presently being offered to Employee. Unless and until such changes are formally announced by WesBanco, no one is authorized to give assurances that such changes will or will not occur. Employee understands that WesBanco may adopt new or modified Agreements in the future that, depending on his individual circumstances, may be more or less advantageous to Employee than the


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benefit provided under this Agreement.  Employee should not expect or assume that any such new or modified Agreement or benefits will be extended on a retroactive basis if Employee leaves employment pursuant to this Agreement.

     9. Final and Binding Agreement. The Employee agrees and recognizes that this Agreement is final and binding.

    10. Counterparts. This Agreement shall be executed in two counterparts, each of which shall be deemed an original and together shall constitute one and the same document, with one counterpart being delivered to each party.

    11. Entire Agreement. This Agreement supersedes all other oral and written agreements between the parties hereto as to the matters herein and contains all of the covenants and agreements between the parties with respect to employment of the Employee by the Employer, the separation thereof, and the matters provided herein. The Employee acknowledges that, in executing this Agreement, he has not relied on any representation or statement not set forth herein. The Employee further represents that he has read this Agreement in its entirety and that he understands all of its terms and enters into and signs this Agreement knowingly and voluntarily, with full knowledge of its significance, and not as a result of any threat, intimidation, or coercion on the part of the Employer or any Releasee.

    12. Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, where it is made, excepting such State's choice of law provisions, and except as otherwise preempted by the Employee Retirement Income Security Act of 1974 or other applicable federal law.

    13. Waiver of Breach Not Deemed Continuing. The waiver of or by any party of a breach or violation of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any subsequent breach or violation.

    14. Disclosure of Employment Information. Upon execution of an authorization for the release of information concerning the Employee's employment to any prospective employer, the Employer will disclose the Employee's dates of employment, including hire date and resignation date; positions; and duties. No other employment information will be provided to any prospective employer.


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    15.  KSOP Payout.  The Employee is entitled to the vested balance of the KSOP account, as required by the Plan description given his effective resignation date of September 3, 2002. The payment of the Employee's deferral, matching, and rollover accounts will be made as soon as administratively feasible after the end of the quarter in which the Employee receives final payment from the Bank. Payout is also dependent upon receipt of all completed forms from the Employee.

     Payment will be made in the form of WesBanco stock, WesMark Funds, cash, or any combination thereof. The portion of the Employee's account vested in shares of WesBanco stock may be distributed in whole shares of stock and cash in lieu of fractional shares of stock. The payout can be made as a distribution to the Employee, a direct transfer or rollover into a tax sheltered vehicle, or a combination of the two. A minimum of 20% Federal Income Tax Withholding is mandated if a distribution is made directly to the Employee.

    16. Other Benefits. The Employer will pay to the Employee, all other benefits to which the Employee is entitled under applicable Benefit programs, including, but not limited to, the following: the WesBanco, Inc. Key Executive Incentive Bonus and Option Plan - Stock Option Agreement dated April 18, 2001; WesBanco Bank, Inc. Salary Continuation Agreement dated April 14, 2000; and Amendment to the WesBanco, Inc. Salary Continuation Agreement dated September 1, 2000.

    17. Construction and Severability. The parties agree that, in all cases, the language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties. Furthermore, in the event that one or more of the provisions contained in this Agreement shall, for any reason, be held or declared to be invalid, illegal or unenforceable in any respect, it shall be deemed deleted to the extent necessary under applicable law, and the validity of the other terms and provisions shall not be affected thereby.

    18. Confidentiality. You understand and agree that even after your separation from employment, you are required to maintain the confidentiality of all proprietary information and knowledge acquired by you during your employment with WesBanco, which belongs to WesBanco or its customers, and which has not been published, disseminated, or otherwise become a matter of general public knowledge. You agree that you will not disclose or make


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use of such information, whether with respect to WesBanco's or its customers'
business, operations, finances, customers, employees or otherwise, and whether in written form or committed to memory.

    19. Headings. Headings are inserted for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

    20. Termination or Modification of Benefits. The Employee understands and agrees that nothing in this Agreement shall affect the Employer's reserved right to terminate or amend in whole or in part, in any manner whatsoever and with respect to the Employee or any other active or former employee or any group thereof, any employee benefit plan which is presently or which may be offered to the Employer's employees.

     IN WITNESS WHEREOF and intending to be legally bound, Dennis P. Yaeger has executed and John W. Moore has caused this Agreement to be executed.

     Executed this 30th day of May, 2002.



                                           /s/ Dennis P.Yaeger
                                           --------------------
                                               DENNIS P. YAEGER


                                           WESBANCO, INC.


                                       By  /s/  John W. Moore
                                           -------------------
                                            Its Vice President




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STATE OF WEST VIRGINIA,

COUNTY OF OHIO, TO-WIT:

     I, Karen S. Ellis, a notary public in and for said State do certify that Dennis P. Yaeger, whose name is signed to the writing annexed hereto, bearing the date of 30th day of May, 2002, has this day acknowledged the same before me in my said county.

     My commission expires: 7-15-2008.

                                           /s/  Karen S. Ellis
                                           -------------------
                                                Notary Public



STATE OF WEST VIRGINIA,

COUNTY OF OHIO, TO-WIT:

     I, Karen S. Ellis, a notary public in and for said State do certify that John W. Moore, whose name is signed to the writing annexed hereto, bearing the date of 30th day of May, 2002, for WesBanco, Inc., has this day before me in my said county, acknowledged the same to be the act and the deed of said corporation.

      My commission expires: 7-15-2008.

                                           /s/  Karen S. Ellis
                                           -------------------
                                                Notary Public







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